Exhibit 99.1

CUSTOM COMPONENTS, INC. AND SUBSIDIARY
Consolidated Financial Statements

For the Nine Months Ended March 31, 2008
and the Year Ended June 30, 2007

Independent Auditors’ Report

To the Stockholder of

Custom Components, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Custom Components, Inc. and Subsidiary (collectively, the “Company”) as of March 31, 2008 and June 30, 2007, and the related consolidated statements of operations, stockholder’s equity, and cash flows for the nine months ended March 31, 2008 and the year ended June 30, 2007, respectively. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Custom Components, Inc. and Subsidiary as of March 31, 2008 and June 30, 2007, and the results of their operations and their cash flows for the nine months ended March 31, 2008 and the year ended June 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 15, on August 20, 2008, the stockholders of the Company sold 100% of their stock in the Company.

/s/ Amper, Politziner & Mattia, LLP

August 21, 2008

Wall, New Jersey

CUSTOM COMPONENTS, INC. AND SUBSIDIARY
Consolidated Balance Sheets
March 31, 2008 and June 30, 2007

Assets
Current assets
Cash	$1,753,117	$2,075,834
Accounts receivable	1,635,126	1,784,309
Inventories	1,584,815	847,582
Income taxes receivable	141,405	502,539
Deferred tax asset	340,584	294,669
Prepaid expenses and other current assets	58,115	8,524
	5,513,162	5,513,457

Property and equipment, net	803,523	557,681

Security deposits	37,276	37,276
	$6,353,961	$6,108,414
Liabilities and Stockholder’s Equity
Current liabilities
Borrowings under line of credit	$286,025	$286,025
Current maturities of long term debt	4,417	4,406
Current maturities of capital lease obligations	110,577	41,105
Accounts payable	759,399	375,546
Accrued expenses	873,298	1,000,675
Due to stockholder	146,562	232,399
	2,180,278	1,940,156

Long-term debt, net of current maturities	4,553	7,674
Capital lease obligations, net of current maturities	183,035	11,465
Deferred tax liability	119,176	104,574
Total liabilities	2,487,042	2,063,869

Minority interest	772,813	794,666

Commitments and contingencies
Stockholder’s equity
Common stock, no par value, 1,000 shares authorized, 50 shares issued and outstanding	12,446	12,446
Retained earnings	3,081,660	3,237,433
Total stockholder’s equity	3,094,106	3,249,879
	$6,353,961	$6,108,414

See accompanying notes to consolidated financial statements.

CUSTOM COMPONENTS, INC. AND SUBSIDIARY
Consolidated Statements of Operations

	Nine Months Ended March 31,	Percentage of Net	Year Ended	Percentage of Net
	2008	Sales	June 30, 2007	Sales

Net sales	$7,610,227	100.0	$15,733,792	100.0

Cost of goods sold	5,095,351	67.0	6,637,760	42.2

Gross profit	2,514,876	33.0	9,096,032	57.8

Selling, general and administrative expenses	2,673,688	35.1	3,287,292	20.9

Operating (loss) income	(158,812)	(2.1)	5,808,740	36.9

Other income (expense)
Interest income	71,731	0.9	31,895	0.2
Interest expense	(42,961)	(0.5)	(130,970)	(0.8)
	28,770	0.4	(99,075)	(0.6)

(Loss) income before income taxes and minority interest	(130,042)	(1.7)	5,709,665	36.3

Benefit from (provision for) income taxes	6,896	0.1	(2,118,395)	(13.5)

(Loss) income before minority interest	(123,146)	(1.6)	3,591,270	22.8

Minority interest, net of tax	21,853	0.3	(718,744)	(4.6)

Net (loss) income	$(101,293)	(1.3)	$2,872,526	18.2

See accompanying notes to consolidated financial statements.

CUSTOM COMPONENTS, INC. AND SUBSIDIARY
Consolidated Statements of Stockholder’s Equity
For the Nine Months Ended March 31, 2008 and the Year Ended June 30, 2007

	Common Stock		Retained	Total Stockholder’s
	Shares	Amount	Earnings	Equity

Balance at June 30, 2006	1,000	$12,446	$364,907	$377,353

Net income	—	—	2,872,526	2,872,526
Balance at June 30, 2007	1,000	12,446	3,237,433	3,249,879

Dividend	—	—	(54,480)	(54,480)

Net loss	—	—	(101,293)	(101,293)
Balance at March 31, 2008	1,000	$12,446	$3,081,660	$3,094,106

See accompanying notes to consolidated financial statements.

CUSTOM COMPONENTS, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows

	Nine Months Ended March 31, 2008	Year Ended June 30, 2007
Cash flows from operating activities
Net (loss) income	$(101,293)	$2,872,526
Adjustments to reconcile net (loss) income to net cash from operating activities
Minority interest	(21,853)	718,744
Deferred tax benefit	(31,313)	(60,435)
Depreciation and amortization	118,515	157,580
(Increase) decrease in
Accounts receivable	149,183	352,938
Inventory	(737,233)	(255,503)
Income tax receivable	361,134	(583,288)
Prepaid expenses and other current assets	(49,591)	1,346
Security deposits	—	1,600
Increase (decrease) in
Accounts payable	383,853	(84,810)
Accrued expenses	(127,377)	286,663
Total adjustments	45,318	534,835
Net cash (used in) provided by operating activities	(55,975)	3,407,361

Cash flows from investing activities
Purchases of property and equipment	(67,532)	(98,021)

Cash flows from financing activities
Repayment of loans from related parties	(85,837)	(829,623)
Principal payments of long-term debt	(3,110)	(499,473)
Principal payments on capital lease obligation	(55,783)	(37,101)
Dividend	(54,480)	—
Net cash used in financing activities	(199,210)	(1,366,197)

Net change in cash	(322,717)	1,943,143

Cash - beginning of period	2,075,834	132,691

Cash - ending of period	$1,753,117	$2,075,834

Supplemental disclosure of cash paid
Interest	$110,909	$411,383
Income taxes	$163,283	$2,781,000

See accompanying notes to consolidated financial statements.

CUSTOM COMPONENTS, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

Note 1 -                    Nature of Operations and Summary of Significant Accounting Policies
Business Description

Custom Components, Inc. (“Custom”), and its subsidiary, Advanced Control Components, Inc. (“Advanced”), (collectively the “Company”), was founded in 1975 and 1982, respectively, by engineers and entrepreneurs. The Company is a supplier of high performance solid-state RF and microwave components and sub-systems serving military, aerospace, commercial, and instrumentation markets.

Principles of Consolidation

The consolidated financial statements include the accounts of Custom and its 80% owned subsidiary, Advanced, after elimination of all significant intercompany transactions and balances.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventory

Inventories are stated at the lower of cost or market. Cost is determined using the first in - first out method.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided on the straight line method over the estimated useful lives as follows:

Estimated
Asset Category	Useful Life
Machinery and equipment	5 - 10 years
Furniture and fixtures	5 - 7 years
Computers and software	3 years
Leasehold improvements	The lesser of the
lease term or the estimated useful life

Certain equipment held under capital leases is classified as property and equipment and amortized using the straight-line method over its estimated life, and the related obligations are recorded as liabilities. Maintenance and repairs are charged to expense as incurred. Expenditures for betterments and major renewals are capitalized. Upon sale or retirement, the costs and related accumulated depreciation are eliminated from the accounts and any gain or loss on such disposal is reflected in operations.

Income Taxes

The Company accounts for income taxes under the asset and liability method as prescribed by Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes.” Under the asset and liability method, deferred tax assets and liabilities are recognized based upon differences arising from the carrying amounts of the Company’s assets and liabilities for tax and financial reporting purposes using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company files a consolidated tax return.

CUSTOM COMPONENTS, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

Note 1 -                    Nature of Operations and Summary of Significant Accounting Policies (continued)
Income Taxes (continued)

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period when the change in tax rates is enacted. A valuation allowance is established when it is determined that it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, title and the risks and rewards of ownership of the products have been transferred to the customer, the sales price is fixed or determinable, and collectibility of the relevant receivable is reasonably assured. For arrangements requiring multiple shipments of products over a period of time, revenue is recognized for each shipment when all of the aforementioned criteria have been met and the Company has met all of its relevant obligations contained in the sales contract.

Accounts Receivable

On a periodic basis, the Company’s management evaluates its accounts receivable and allowance for doubtful accounts. In order to reduce its credit risk, the Company has adopted credit policies and procedures, which include the analysis of the financial position of its customers and the regular review of the credit limits. Based on the Company’s history and a review of the detailed accounts, an allowance for doubtful accounts was not necessary as all accounts receivable at March 31, 2008 and June 30, 2007 are deemed to be fully collectible.

Advertising Costs

Advertising costs are expensed as incurred and were approximately $87,800 for the nine months ended March 31, 2008 and approximately $88,600 for the year ended June 30, 2007.

Concentration of Cash Balance

At times during the year, the Company maintains balances in banks, which exceed the federally insured limit of $100,000. These balances fluctuate during the year and the uninsured portion can vary greatly. Management monitors regularly the financial condition of the banking institution, along with their balance of cash and cash equivalents in order to minimize this risk.

Shipping and Handling Costs

The Company has classified shipping and handling costs billed to customers as revenue. Related freight costs are reported as selling, general, and administrative expenses. Freight related costs were approximately $65,000 for the nine months ended March 31, 2008 and approximately $76,500 for the year ended June 30, 2007.

Fair Value of Financial Instruments

The carrying value of cash, accounts receivable, accounts payable, accrued liabilities and customer advances approximates their fair value because of the short-term maturities of these items. The carrying value of borrowings under the line of credit agreement approximate their fair value because the related interest rate represents the market rate for comparable agreements.

CUSTOM COMPONENTS, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

Note 2 -                     Inventories

Inventories are summarized as follows:

	March 31, 2008	June 30, 2007
Raw materials	$1,049,120	$418,060
Work in process	535,695	429,522
	$1,584,815	$847,582

Note 3 -                     Property and Equipment

Property and equipment are summarized as follows:

	March 31,	June 30,
	2008	2007
Machinery and equipment	$1,783,913	$1,430,997
Furniture and fixtures	57,714	57,714
Computers and software	278,589	267,147
Leasehold improvements	102,491	102,491
	2,222,707	1,858,349
Less accumulated depreciation and amortization	1,419,184	1,300,668
Net property and equipment	$803,523	$557,681

Depreciation and amortization expense for the nine months ended March 31, 2008 was approximately $118,500 and for the year ended June 30, 2007 was approximately $157,600.

Machinery and equipment includes assets recorded under capital leases of $437,337 and $140,513 at March 31, 2008 and June 30, 2007, respectively. Related accumulated depreciation was $51,105 and $42,415 as of March 31, 2008 and June 30, 2007, respectively.

Note 4 -                     Accrued Expenses

Accrued expenses are summarized as follows:

	March 31,	June 30,
	2008	2007
Vacation pay	$292,195	$280,013
Customer advances	224,927	186,494
Payroll	106,516	208,624
Professional fees	201,203	263,031
Warranty reserve	5,169	10,970
Other	43,288	51,543
Total accrued liabilities	$873,298	$1,000,675

CUSTOM COMPONENTS, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

Note 5 -                     Income Taxes

Deferred tax attributes resulting from differences between financial accounting amounts and tax bases of assets and liabilities are summarized as follows:

	March 31, 2008	June 30, 2007
Current assets
Inventory reserve	$174,556	$201,531
Accrued vacation	107,220	88,731
Warranty reserve	2,077	4,407
Net operating loss carryforward	56,731	—
Total current deferred asset	$340,584	$294,669
Non-current liabilities
Depreciation and amortization	$119,176	$104,574

The (benefit from) provision for income taxes consists of the following:

	Nine months
	ended	Year ended
	March 31,	June 30,
	2008	2007
Current tax expense	$24,417	$2,178,830
Deferred tax benefit	(31,313)	(60,435)
	$(6,896)	$2,118,395

The reconciliation of income taxes calculated at the U.S federal tax statutory rate to the Company’s effective tax rate is set forth below:

	Nine months
	ended	Year ended
	March 31,	June 30,
	2008	2007
Tax (benefit) at federal statutory rate	$(44,214)	$1,941,939
State income tax, net of federal benefit	(12,011)	343,264
Other, net	49,329	(166,808)
Effective income tax	$(6,896)	$2,118,395

Note 6 -                     Borrowings Under Line of Credit

At June 30, 2007, the Company had a short-term line of credit with a bank which was renewed in May of 2008 and expires on May 4, 2009, whereby it may borrow up to $1,500,000 at the bank’s prime rate which was 5.25% at March 31, 2008 and is personally guaranteed by the stockholder of the Company. The line is collateralized by inventory, accounts receivable, equipment and fixtures of the Company. The agreement provides for certain financial covenants.

CUSTOM COMPONENTS, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

Note 7 -                     Long-term Debt

	March 31, 2008	June 30, 2007
Fixed rate bank note; due January 2010, payable in monthly installments of $429, including interest at 7.25%, collateralized by an automobile with a net book value of $13,965	$8,970	$12,080
Less current installments	4,417	4,406
Long-term debt, less current installments	$4,553	$7,674

Maturities of long-term debt are as follows:

For the Years Ending
March 31,
2009	$4,417
2010	4,553

Note 8 -                     Related Parties

Due to Stockholder

The Company has a note payable, with no repayment terms, due to the stockholder of Custom. The note is unsecured and had a balance of $146,562 and $232,399 at March 31, 2008 and June 30, 2007, respectively. Interest on the note is set at a fixed rate of 9%. Interest expense of $14,953 was accrued and added to the balance of the loan.

The Company paid off a note payable due to a former stockholder of Advanced during the year ended June 30, 2007. Interest on the note had been set at a fixed rate of 9%. Interest and principal payments of $10,854 and $207,252, respectively, were made during the year ended June 30, 2007.

Note 9 -                     Capital Leases

The Company has various capital leases for equipment expiring through February 2011.

The following is a schedule, by year, of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of March 31, 2008.

For the Twelve Months Ending March 31,
2009	$145,590
2010	114,571
2011	76,780
Total minimum lease payments	336,941
Less: Amount representing interest	43,329
Present value of minimum lease payments	293,612
Less: Current maturities	110,577
Long-term maturities	$183,035

CUSTOM COMPONENTS, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

Note 10 -               Retirement Plan

The Company has a 401(k) defined contribution plan, which covers full-time employees upon completion of at least three months of continuous service with the Company. The Company currently contributes to the plan an amount equal to five percent of the employee’s contribution. The Company contributions to the 401(k) plan were approximately $7,200 and $12,300 for the nine months ended March 31, 2008 and the year ended June 30, 2007, respectively.

Note 11 -               Significant Risks and Uncertainties

Major Customers

The Company did not have any individual concentrations for the nine months ended March 31, 2008.

The Company had two major customers who accounted for approximately 59% of sales during the year ended June 30, 2007, one of which accounted for approximately 46%. The 46% customer’s sales were made under a contract which was completed prior to June 30, 2007.

Significant Vendors

The Company had three major suppliers who accounted for approximately 39% of purchases during the nine months ended March 31, 2008.

The Company has three major suppliers who accounted for approximately 49% of purchases during the year ended June 30, 2007.

Note 12 -               Operating Leases

The Company leases office and warehouse space under a lease which expires in October 2012. Rent expense charged to operations was approximately $235,000 and $296,000 for the nine months ended March 31, 2008 and the year ended June 30, 2007, respectively. The Company also leases various equipment for periods ending through September 2011. Rent expense charged to operations was approximately $8,400 and $11,000 for the nine months ended March 31, 2008 and the year ended June 30, 2007, respectively. At March 31, 2008, minimum rental commitments under existing noncancellable leases with an initial term of more than one year are summarized as follows:

For the Twelve Months Ending March 31,
2009	$343,100
2010	331,100
2011	325,600
2012	320,000
2013	186,700
$1,506,500

Note 13 -               Stock Options

In July 2004, Advanced issued a stock option to one of its employees. The option was for 1% of the outstanding shares of the Company at a cost to the employee of $15,000. The option becomes null and void if employment ceases. If the Company undergoes a change of control, defined as change in majority ownership, the cost will revert to $100 and the option will be considered exercised.

CUSTOM COMPONENTS, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

Note 14 -               Non-Cash Investing and Financing Activities

During the nine months ended March 31, 2008, the Company acquired $296,825 of equipment under capital leases.

Note 15 -               Subsequent Event

On August 20, 2008 the stockholders of the Company sold their stock in the Company to EMRISE, a designer, manufacturer and marketer of electronic devices and communications equipment that operates in the United States, England, France and Japan. The purchase price includes $13,000,000 paid at closing, subject to adjustments for working capital and cash as of the closing date. In addition, EMRISE is obligated to issue promissory notes in the aggregate principal amount of an additional $2,000,000 and pay up to an additional $3,000,000 in cash if the operations of the Company meet certain operating income targets for one or both of the two twelve-month periods following the closing.